SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2005

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective March 21, 2005 WesBanco, Inc. ("WesBanco") as borrower and SunTrust, as lender, amended the $35.0 million dollar Revolving Credit Agreement, dated July 30, 2004 between the parties by the execution of the First Amendment to Revolving Credit Agreement, which is dated March 16, 2005. The First Amendment to Revolving Credit Agreement added two additional tranches to the "Applicable Margin" percentages which calculates the additional interest rate percentage above the base interest rate that WesBanco pays to SunTrust Bank based on WesBanco’s Tangible Net Worth to Total Tangible Asset Ratio. The amendment also modifies the original language for the allowable minimum Tangible Net Worth to Total Tangible Asset Ratio and the minimum Allowance for Loan and Lease Losses to Total Loans ratios. The First Amendment to Revolving Credit Agreement is filed as an exhibit to this Report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
a)	Not Applicable
b)	Not Applicable
c)	Exhibits - the following exhibit is included with this report

Exhibit No.	Description
10.1	First Amendment to Revolving Credit Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

March 24, 2005	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer